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                                                                     Exhibit 5.1


            [Letterhead of Wolf, Block, Schorr and Solis-Cohen LLP]





                                November 4, 2003



Toll Brothers, Inc.
Toll Brothers Finance Corp.
3103 Philmont Avenue
Huntingdon Valley, PA 19006

         Re:  Registration Statement on Form S-4
              ----------------------------------

Ladies and Gentlemen:


         In connection with the registration by Toll Brothers Finance Corp., a Delaware corporation (the "Company"), of $250,000,000 in aggregate principal amount of 5.95% Senior Notes due 2013 (the "Exchange Notes") and the registration by Toll Brothers, Inc., a Delaware corporation (the "Guarantor"), of a guarantee with respect to the Exchange Notes (the "Exchange Guarantee") on a Form S-4 registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), you have requested our opinion with respect to the matters set forth below. The Exchange Notes and the Exchange Guarantee will be issued pursuant to an indenture, dated as of November 22, 2002 by and among the Company, the Guarantor, the other guarantors that are parties thereto and Bank One Trust Company, N.A., as trustee (as supplemented or amended, as the case may be, by the Authorizing Resolutions attached as Exhibit A to the Joint Action of Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities Listed on Schedule I thereto dated as of September 3, 2003, and as further supplemented by the First Supplemental Indenture dated May 1, 2003 by and among the parties listed on Schedule A thereto and Bank One Trust Company, N.A. and the Second Supplemental Indenture dated November 3, 2003 by and among the parties listed on Schedule A thereto and Bank One Trust Company, N.A., the "Indenture"). Capitalized terms used herein without definition have the meanings given to them in the Indenture, a copy of which will be filed as an exhibit to the Registration Statement.


         In our capacity as your counsel in connection with the preparation and filing of the Registration Statement, we are familiar with the corporate actions taken and proposed to be taken by the Company and the Guarantor in connection with the authorization and issuance of the Exchange Notes and the Exchange Guarantee, and for purposes of this opinion, we have assumed such corporate actions will be timely completed in the manner presently proposed and the terms of such issuance will otherwise be in compliance with law.




Cherry Hill, NJ o Harrisburg, PA o Newark, NJ o New York, NY o Norristown, PA o
                       Philadelphia, PA o Wilmington, DE
                    Wolf, Block, Schorr and Solis-Cohen LLP
                  A Pennsylvania Limited Liability Partnership

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Toll Brothers, Inc.
Toll Brothers Finance Corp.
November 4, 2003
Page 2



         As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         To the extent that our opinion addresses matters of law, our opinion is limited to the federal laws of the United States, the laws of the Commonwealth of Pennsylvania, the laws of the State of New York and the General Corporation Law of the State of Delaware.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         1. The Exchange Notes, when authenticated by the Trustee and executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         2. The Exchange Guarantee, when (i) the Exchange Notes have been authenticated by the Trustee and executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture upon the exchange and (ii) the Exchange Guarantee has been authenticated by the Trustee and executed and delivered by the Guarantor in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute a legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

                                        Very truly yours,

                                        Wolf, Block, Schorr and Solis-Cohen LLP